Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of E2open, Inc. for the year ended February 28, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Mark E. Woodward, as Chief Executive Officer of E2open, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of E2open, Inc.

Date: April 30, 2013	By:	/s/ MARK E. WOODWARD
Mark E. Woodward
President, Chief Executive Officer and Director
(Principal Executive Officer)

In connection with the Annual Report on Form 10-K of E2open, Inc. for the year ended February 28, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Peter J. Maloney, as Chief Financial Officer of E2open, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of E2open, Inc.

Date: April 30, 2013	By:	/s/ PETER J. MALONEY
Peter J. Maloney
Chief Financial Officer
(Principal Financial Officer)